                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 22, 1996, included in The Score Board, Inc.'s Form 10-K and Amendment No. 1 thereto for the year ended January 31, 1996, and to all references to our firm included in this registration statement.


  /s/ Arthur Andersen LLP
  ------------------------------------
  ARTHUR ANDERSEN LLP


  Philadelphia, Pa.,
  June 28, 1996